SECURITIES AND EXCHANGE COMMISSION

			    WASHINGTON, D.C.  20549

				   FORM 8-K/A

				AMENDMENT NO. 1

				CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


	       Date of Report (Date of earliest event reported)
				February 7, 1997
				 -------------



			 COMMISSION FILE NO.:  1-13936


			    BOSTONFED BANCORP, INC.
			    -----------------------
	    (Exact name of registrant as specified in its charter)


Delaware                                                         52-1940834
----------------------------------------------------------    ------------------
(State or other Jurisdiction of Incorporation                 (IRS Employer or
organization)                                                Identification No.)


17 New England Executive Park, Burlington, Massachusetts            01803
----------------------------------------------------------    ------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code             (617) 273-0300
							      ------------------

ITEM 2. Acquisition or disposition of Assets
	--------------------------------------------

		On February 7, 1997 BostonFed Bancorp, Inc. completed its acquisition of Broadway Capital Corp. for approximately
		$22 million in cash. This Form 8-k/A is filed to furnish financial statements regarding Broadway Capital Corporation.


ITEM 7. Financial Statements and Exhibits
	----------------------------------------

	a)      Financial Statements of Business Acquired

		Financial Statement

		Index to Financial Statements                               Page

			Independent Auditors' Report                         3

			Consolidated Balance Sheets --
			December 31, 1996 and 1995                           4

			Consolidated Statements of Income --
			Years ended December 31, 1996 and 1995               5

			Consolidated Statements of Changes in
			Stockholders' Equity --
			Years ended December 31, 1996 and 1995               6

			Consolidated Statements of Cash Flows --
			Years ended December 31, 1996 and 1995               7

			Notes to Consolidated Financial Statements           8

	b)      Pro Forma Financial Information

			Unaudited Consolidated Pro Forma Balance Sheet --
			December 31, 1996                                    21

			Unaudited Consolidated Statement of Income for the
			year ended December 31, 1996                         22

			Notes to Unaudited Consolidated
			Financial Statements                                 23

To The Board of Directors
and Stockholders
Broadway Capital Corporation
Chelsea, Massachusetts


		   INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheets of Broadway Capital Corporation and Subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Broadway Capital Corporation and Subsidiary as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.





					  SHATSWELL, MacLEOD & COMPANY, P.C.

January 7, 1997, except for
   Notes 7 and 13, as to which
   the dates are February 8, 1997



			      BROADWAY CAPITAL CORPORATION AND SUBSIDIARY

				     CONSOLIDATED BALANCE SHEETS

				      December 31, 1996 and 1995
ASSETS                                                                                  1996                   1995
------                                                                            ------------           ------------
Cash and due from banks                                                           $  7,618,892           $  5,968,966
Federal funds sold                                                                  11,400,000              3,200,000
										  ------------           ------------
Cash and cash equivalents                                                           19,018,892              9,168,966
Interest bearing time deposits with other banks                                        100,000                100,000
Investments in available-for-sale securities (at fair value)                        35,304,000             36,501,000
Investments in held-to-maturity securities (fair values of $4,545,310 as of
  December 31, 1996 and $2,835,586 as of December 31, 1995)                          4,548,761              2,837,430
Federal Reserve Bank stock, at cost                                                     69,000                 69,000
Loans, net                                                                          65,723,950             67,984,822
Premises and equipment                                                               1,083,034              1,198,037
Other real estate owned                                                                180,000                 60,000
Accrued interest receivable                                                            900,167                893,204
Other assets                                                                         1,084,650                638,955
										  ------------           ------------
										  $128,012,454           $119,451,414
										  ============           ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits                                                                   $ 32,473,964           $ 26,234,401
Savings and NOW deposits                                                            78,144,551             76,716,282
Time deposits                                                                          101,992                 96,855
										  ------------           ------------
Total deposits                                                                     110,720,507            103,047,538
Other liabilities                                                                    1,635,334              1,507,715
										  ------------           ------------
Total liabilities                                                                  112,355,841            104,555,253
										  ------------           ------------
Stockholders' equity:
     Common stock, par value $.01 per share, authorized 400,000 shares;
	  issued 61,350 shares in 1996 and 60,000 shares in 1995;
	 outstanding 46,160 shares in 1996 and 44,810 shares in 1995                       614                    600
     Paid-in capital                                                                 2,471,228              2,299,400
     Retained earnings                                                              15,154,355             14,413,826
     Treasury stock, at cost (15,190 shares)                                        (1,933,558)            (1,933,558)
     Net unrealized holding gain (loss) on available-for-sale securities               (36,026)               115,893
										  ------------           ------------
	       Total stockholders' equity                                           15,656,613             14,896,161
										  $128,012,454           $119,451,414
										  ============           ============





The accompanying notes are an integral part of these consolidated financial statements.


			      BROADWAY CAPITAL CORPORATION AND SUBSIDIARY

				    CONSOLIDATED STATEMENTS OF INCOME

				  Years Ended December 31, 1996 and 1995
											1996                   1995
										    ----------             ----------
Interest and dividend income:
     Interest and fees on loans                                                     $5,621,707             $5,587,074
     Interest and dividends on securities                                            2,444,779              2,383,827
     Other interest                                                                    264,537                282,248
										    ----------             ----------
	       Total interest and dividend income                                    8,331,023              8,253,149
										    ----------             ----------
Interest expense:
     Interest on deposits                                                            1,751,838              1,747,785
     Interest on other borrowed funds                                                      148                  2,872
										    ----------             ----------
	       Total interest expense                                                1,751,986              1,750,657
										    ----------             ----------
	       Net interest and dividend income                                      6,579,037              6,502,492
Provision for loan losses                                                                9,345                  9,864
										    ----------             ----------
	       Net interest and dividend income after provision for loan losses      6,569,692              6,492,628
										    ----------             ----------
Other income:
     Service charges on deposit accounts                                               207,312                209,907
     Other income                                                                      544,524                514,934
										    ----------             ----------
	       Total other income                                                      751,836                724,841
										    ----------             ----------
Other expense:
     Salaries and employee benefits                                                  3,510,435              2,699,992
     Occupancy expense                                                                 225,171                226,034
     Equipment expense                                                                 200,628                188,811
     Loss (gain) on sales of other real estate owned, net                               15,000                (18,022)
     Other expense                                                                   1,374,783              1,421,703
										    ----------             ----------
	       Total other expense                                                   5,326,017              4,518,518
										    ----------             ----------
	       Income before income taxes                                            1,995,511              2,698,951
Income taxes                                                                           717,262              1,139,774
										    ----------             ----------
	       Net income                                                           $1,278,249             $1,559,177
										    ==========             ==========

Earnings per share:
	       Primary shares outstanding                                               52,535                 52,790
										    ==========             ==========
	       Net income per share                                                 $    24.33             $    29.54
										    ==========             ==========
	       Fully diluted shares outstanding                                         53,086                 52,790
										    ==========             ==========
	       Net income per share                                                 $    24.08             $    29.54
										    ==========             ==========



The accompanying notes are an integral part of these consolidated financial statements.



			      BROADWAY CAPITAL CORPORATION AND SUBSIDIARY

		      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

				Years Ended December 31, 1996 and 1995

											Net Unrealized
											 Holding Gain
											  (Loss) On
			    Common        Paid-in       Retained         Treasury       Available-For-
			     Stock        Capital       Earnings           Stock        Sale Securities          Total
			    ------     ----------    -----------      -----------       ---------------       -----------

Balance, December 31, 1994    $600     $2,299,400    $13,392,369      $(1,933,558)        $  (929,350)        $12,829,461
Net income                                             1,559,177                                                1,559,177
Dividends declared ($12.00
  per share)                                            (537,720)                                                (537,720)
Net change in unrealized
  holding loss on available-
  for-sale securities                                                                       1,045,243           1,045,243
			      ----     ----------    -----------      -----------       -------------         -----------
Balance, December 31, 1995     600      2,299,400     14,413,826       (1,933,558)            115,893          14,896,161
Exercise of stock options       14        171,828                                                                 171,842
Net income                                             1,278,249                                                1,278,249
Dividends declared ($12.00
  per share)                                            (537,720)                                                (537,720)
Net change in unrealized
  holding gain on available-
  for-sale securities                                                                        (151,919)           (151,919)
			      ----     ----------    -----------      -----------       -------------         -----------
Balance, December 31, 1996    $614     $2,471,228    $15,154,355      $(1,933,558)         $  (36,026)        $15,656,613
			      ====     ==========    ===========      ===========       =============         ===========

















The accompanying notes are an integral part of these consolidated financial statements.








			       BROADWAY CAPITAL CORPORATION AND SUBSIDIARY

				  CONSOLIDATED STATEMENTS OF CASH FLOWS

				  Years Ended December 31, 1996 and 1995


											1996                   1995
										   -----------            -----------
Cash flows from operating activities:
     Net income                                                                    $ 1,278,249            $ 1,559,177
     Adjustments to reconcile net income to net cash provided by operating
	  activities:
	       Loss (gain) on sales of other real estate owned, net                     15,000                (18,022)
	       Change in unearned income                                               (14,291)                75,732
	       Increase in interest payable                                             47,166
	       Increase in accrued expenses                                            236,718                158,438
	       Depreciation and amortization                                           148,120                133,271
	       Provision for loan losses                                                 9,345                  9,864
	       Deferred tax expense (benefit)                                         (105,783)                15,121
	       Decrease in taxes payable                                              (214,856)                (1,329)
	       (Increase) decrease in interest receivable                               (6,963)                65,589
	       (Increase) decrease in prepaid expenses                                   4,897                (16,612)
	       Amortization, net of accretion of securities                             27,694                101,232
	       Increase (decrease) in other liabilities                               (182,359)               196,256
	       (Increase) decrease in other assets                                       8,180                 (6,842)
										   -----------            -----------

     Net cash provided by operating activities                                       1,251,117              2,271,875
										   -----------            -----------

Cash flows from investing activities:
     Purchases of available-for-sale securities                                    (16,352,093)            (5,299,734)
     Proceeds from maturities of available-for-sale securities                      17,300,000             10,500,000
     Purchases of held-to-maturity securities                                       (3,253,890)              (510,810)
     Proceeds from maturities of held-to-maturity securities                         1,500,000              3,000,000
     Proceeds from sales of other real estate owned                                     45,000                192,750
     Capital expenditures                                                              (33,117)
     Net (increase) decrease in loans                                                2,059,421             (2,258,782)
     Recoveries of previously charged-off loans                                         26,397                 41,460
										   -----------            -----------

     Net cash provided by investing activities                                       1,291,718              5,664,884
										   -----------            -----------

Cash flows from financing activities:
     Exercise of stock options                                                         171,842
     Dividends paid                                                                   (537,720)              (537,720)
     Increase (decrease) in demand deposits, NOW and
     savings accounts                                                                7,667,832             (7,331,070)
     Increase in time deposits                                                           5,137                  2,891
										   -----------            -----------

     Net cash provided by (used in) financing activities                             7,307,091             (7,865,899)
										   -----------            -----------

Net increase in cash and cash equivalents                                            9,849,926                 70,860
Cash and cash equivalents at beginning of year                                       9,168,966              9,098,106
										   -----------            -----------
Cash and cash equivalents at end of year                                           $19,018,892            $ 9,168,966
										   ===========            ===========

Supplemental disclosures:
     Loans transferred to other real estate owned                                  $   180,000            $   115,000
     Interest paid                                                                   1,704,820              1,750,657
     Income taxes paid                                                               1,037,901              1,125,982
     Disposal of fully depreciated fixed asset                                                                 11,687



The accompanying notes are an integral part of these consolidated financial statements.

			      BROADWAY CAPITAL CORPORATION AND SUBSIDIARY

			       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

				 Years Ended December 31, 1996 and 1995

NOTE 1 - NATURE OF OPERATIONS

Broadway Capital Corporation (Company) is a Massachusetts corporation that was organized in 1982 primarily to become the holding company of Broadway National Bank (Bank). The Bank is a federally chartered bank, which was incorporated in 1910 and is headquartered in Chelsea, Massachusetts. The Bank operates its business from two banking offices located in Massachusetts. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in residential real estate, consumer and small business loans.

NOTE 2 - ACCOUNTING POLICIES

The accounting and reporting policies of the Company and its Subsidiary conform to generally accepted accounting principles and predominant practices within the banking industry. The consolidated financial statements of the Company were prepared using the accrual basis of accounting. The significant accounting policies of the Company and its subsidiary are summarized below to assist the reader in better understanding the consolidated financial statements and other data contained herein.

     PERVASIVENESS OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

     BASIS OF PRESENTATION:

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, the Bank. All significant intercompany accounts and transactions have been eliminated in the consolidation.

     CASH AND CASH EQUIVALENTS:

     For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash items, due from banks and federal funds sold.

     SECURITIES:

     Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed on the straight-line method which has substantially the same effect as using the interest method. Gains or losses on sales of investment securities are computed on a specific identification basis.

     The Company classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale or trading. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term.
     All other securities must be classified as available-for-sale.

	  -- Held-to-maturity securities are measured at amortized cost in the balance sheet. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the consolidated financial statements.

	  -- Available-for-sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are not included in earnings but are reported as a net amount (less expected tax) in a separate component of capital until realized.

	  -- Trading securities are carried at fair value on the balance sheet. Unrealized holding gains and losses for trading securities are included in earnings.

     LOANS:

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances reduced by amounts due to borrowers on unadvanced loans, any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

     Interest on loans is generally recognized on a simple interest basis.

     Cash receipts of interest income on impaired loans is credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

     ALLOWANCE FOR POSSIBLE LOAN LOSSES:

     An allowance is available for losses which may be incurred in the future on loans in the current portfolio. The allowance is increased by provisions charged to current operations and is decreased by loan losses, net of recoveries. The provision for loan losses is based on management's evaluation of current and anticipated economic conditions, changes in the character and size of the loan portfolio and other indicators. The balance in the allowance for possible loan losses is considered adequate by management to absorb any reasonably foreseeable loan losses.

     As of January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118. According to SFAS No. 114, a loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Statement requires that impaired loans be measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

     The Statement is applicable to all loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, convertible or nonconvertible debentures, bonds and other debt securities. The Company considers its residential real estate loans and consumer loans that are not individually significant to be large groups of smaller balance homogeneous loans.

     Factors considered by management in determining impairment include payment status, net worth and collateral value. An insignificant payment delay or an insignificant shortfall in payment does not in itself result in the review of a loan for impairment. The Company applies SFAS No. 114 on a loan-by-loan basis. The Company does not apply SFAS No. 114 to aggregations of loans that have risk characteristics in common with other impaired loans. Interest on a loan is not generally accrued when the loan becomes ninety or more days overdue. The Company may place a loan on nonaccrual status but not classify it as impaired, if (i) it is probable that the Company will collect all amounts due in accordance with the contractual terms of the loan or (ii) the loan is an individually insignificant residential mortgage loan or consumer loan. Impaired loans are charged-off when management believes that the collectibility of the loan's principal is remote. Substantially all of the Company's loans that have been identified as impaired have been measured by the fair value of existing collateral.

     The financial statement impact of adopting the provisions of this Statement was not material.

     PREMISES AND EQUIPMENT:

     Premises and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense. Depreciation and amortization are calculated principally on the straight-line method over the estimated useful lives of the asset.

     OTHER REAL ESTATE OWNED AND IN-SUBSTANCE FORECLOSURES:

     Other real estate owned includes properties acquired through foreclosure and properties classified as in-substance foreclosures in accordance with Financial Accounting Standards Board Statement No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring." These properties are carried at the lower of cost or estimated fair value less estimated costs to sell. Any write down from cost to estimated fair value required at the time of foreclosure or classification as in-substance foreclosure is charged to the allowance for possible loan losses. Expenses incurred in connection with maintaining these assets, subsequent write downs and gains or losses recognized upon sale are included in other expense.

     Beginning in 1995, in accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," the Company classifies loans as in-substance repossessed or foreclosed if the Company receives physical possession of the debtor's assets regardless of whether formal foreclosure proceedings take place.

     EMPLOYEE BENEFITS:

     The Bank has a 401(k) plan covering substantially all employees.

     INCOME TAXES:

     The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

     FAIR VALUES OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair value for its financial instruments. Fair value methods and assumptions used by the Company in estimating its fair value disclosures are as follows:

     Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and federal funds sold approximate those assets' fair values.

     Securities (including mortgage-backed securities): Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

     Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Off-balance sheet instruments: The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments and the unadvanced portion of loans, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

     STOCK BASED COMPENSATION:

     SFAS No. 123, "Accounting for Stock-Based Compensation," was issued in October 1995 and introduces a fair value method of accounting for employee stock options, restricted stock grants, stock appreciation rights or similar equity instruments. In accordance with SFAS No. 123, entities can recognize stock-based compensation expense in the basic financial statements using either (i) the intrinsic value approach set forth in APB Opinion No. 25 or (ii) the fair value method introduced in SFAS No. 123. Entities electing to continue to follow the provisions of APB Opinion
     No. 25 must make pro forma disclosure of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. Management will continue to measure stock-based compensation costs in accordance with APB Opinion No. 25 and has described the pro forma disclosure effect of SFAS No. 123 for 1996.

NOTE 3 - SECURITIES

Debt securities have been classified in the consolidated balance sheets according to management's intent. The carrying amount of securities and their approximate fair values are as follows as of December 31:

										Gross              Gross
							     Amortized        Unrealized         Unrealized
								Cost           Holding            Holding         Fair
							       Basis            Gains              Losses         Value
							    -----------        --------           --------     -----------
Available-for-sale securities:
  December 31, 1996:
    Debt securities issued by the U.S. Treasury and other
      U.S. government corporations and agencies             $35,365,831        $102,636           $164,467     $35,304,000
							    ===========        ========           ========     ===========

  December 31, 1995:
    Debt securities issued by the U.S. Treasury and other
      U.S. government corporations and agencies             $36,298,873        $291,526           $ 89,399     $36,501,000
							    ===========        ========           ========     ===========

										Gross              Gross
							     Amortized        Unrealized         Unrealized
								Cost           Holding            Holding         Fair
							       Basis            Gains              Losses         Value
							    -----------        --------           --------     -----------
Held-to-maturity securities:
  December 31, 1996:
    Debt securities issued by foreign governments           $   300,000         $                   $           $  300,000
    Corporate debt securities                                 4,248,761            6,078              9,529      4,245,310
							    -----------         --------            -------     ----------
							    $ 4,548,761         $  6,078            $ 9,529     $4,545,310
							    ===========         ========            =======     ==========

  December 31, 1995:
    Debt securities issued by foreign governments           $   300,000         $                   $          $   300,000
    Corporate debt securities                                 2,034,602            1,320              3,912      2,032,010
    Other debt securities                                       502,828              748                           503,576
							    -----------         --------            -------    -----------
							    $ 2,837,430         $  2,068            $ 3,912    $ 2,835,586
							    ===========         ========            =======    ===========



The scheduled maturities of held-to-maturity securities and available-for-sale securities were as follows as of December 31, 1996:


							Held-to-maturity                        Available-for-sale
							   securities:                             securities:
						  -----------------------------          --------------------------------
						   Amortized                               Amortized
						     Cost               Fair                 Cost                 Fair
						     Basis              Value                Basis                Value
						  ----------         ----------          -----------          -----------
Due within one year                               $1,755,138         $1,753,625          $ 7,987,258          $ 7,990,250
Due after one year through five years              2,743,623          2,741,685           27,378,573           27,313,750
Due after five years through ten years                50,000             50,000
						  ----------         ----------          -----------          -----------
						  $4,548,761         $4,545,310          $35,365,831          $35,304,000
						  ==========         ==========          ===========          ===========

</TABLE.

There were no sales of securities classified as held-to-maturity during 1996 or 1995.

There were no sales of securities classified as available-for-sale during 1996 or 1995.

                                       12




There were no securities of issuers whose aggregate carrying amount exceeded
10% of stockholders' equity as of December 31, 1996.

A total par value of $1,300,000 of debt securities was pledged to secure treasury tax and loan and public funds on deposit as of December 31, 1996 and 1995.

NOTE 4 - LOANS

Loans consisted of the following as of December 31:

						 1996                    1995
					    -----------             -----------
Commercial, financial and agricultural      $ 3,350,602             $ 3,471,521
Real estate - residential                    51,335,120              52,580,929
Real estate - commercial                      7,266,057               7,559,666
Consumer                                      4,464,187               5,138,908
Other                                           225,439                 279,385
					    -----------             -----------
					     66,641,405              69,030,409
Allowance for possible loan losses             (619,848)               (733,689)
Unearned income                                (297,607)               (311,898)
					    -----------             -----------
	       Net loans                    $65,723,950             $67,984,822
					    ===========             ===========

Certain directors and executive officers of the Company and companies in which they have significant ownership interest were customers of the Bank during 1996.
Total loans to such persons and their companies amounted to $286,286 as of December 31, 1996. During the year ended December 31, 1996, $188,038 of advances were made and repayments totaled $185,535.

Changes in the allowance for possible loan losses were as follows for the years ended December 31:

						 1996                   1995
					       --------               --------
Balance at beginning of period                 $733,689               $856,317
Provision for loan losses                         9,345                  9,864
Loans charged off                              (149,583)              (173,952)
Recoveries of loans previously charged off       26,397                 41,460
					       --------               --------
Balance at end of period                       $619,848               $733,689
					       ========               ========

As of December 31, 1996, loans restructured in a troubled debt restructuring before the January 1, 1995 effective date of SFAS No. 114 that are not impaired based on the terms specified by the restructuring agreement totaled $218,761.
The gross interest income that would have been recorded in the year ended
December 31, 1996 if such restructured loans had been current in accordance with their original terms was $35,226. The amount of interest income on such restructured loans that was included in net income for the year ended
December 31, 1996 was $15,400.

                                       13


Information about loans that meet the definition of an impaired loan in Statement of Financial Accounting Standards No. 114 is as follows as of December 31:




									    1996                              1995
								  ---------------------------        ---------------------------
								  Recorded         Related           Recorded         Related
								  Investment       Allowance         Investment       Allowance
								  In Impaired      For Credit        In Impaired      For Credit
								  Loans            Losses            Loans            Losses
								  -----------      ----------        -----------      ----------

Loans for which there is a related allowance for credit losses     $      0            $0             $      0          $0

Loans for which there is no related allowance for credit losses     209,616             0              116,413           0
								   --------            --             --------          --

	  Totals                                                   $209,616            $0             $116,413          $0
								   ========            ==             ========          ==
Average recorded investment in impaired loans during the
     year ended December 31                                        $333,775                           $111,179
								   ========                           ========
Related amount of interest income recognized during the time, in the year ended December 31, that the loans were
      impaired

	       Total recognized                                    $      0                           $      0
								   ========                           ========
	       Amount recognized using a cash-basis method of
		    accounting                                     $      0                           $      0
								   ========                           ========


NOTE 5 - PREMISES AND EQUIPMENT

The following is a summary of premises and equipment as of December 31:

						      1996               1995
						  ----------         ----------
Land                                              $  367,161         $  367,161
Buildings                                          1,196,438          1,196,438
Furniture and equipment                              714,534            740,421
						  ----------         ----------
						   2,278,133          2,304,020
Accumulated depreciation and amortization         (1,195,099)        (1,105,983)
						  ----------         ----------
						  $1,083,034         $1,198,037
						  ==========         ==========

NOTE 6 - INCOME TAXES

The components of income tax expense are as follows for the years ended December 31:

						    1996                 1995
Current:                                          --------           ----------
     Federal                                      $590,925           $  799,736
     State                                         232,120              324,917
						  --------           ----------
						   823,045            1,124,653
						  --------           ----------
Deferred:
     Federal                                       (59,479)               6,957
     State                                         (46,304)               8,164
						  --------           ----------
						  (105,783)              15,121
						  --------           ----------
       Total income tax expense                   $717,262           $1,139,774
						  ========           ==========

The reasons for the differences between the statutory federal income tax rates and the effective tax rates are summarized as follows for the years ended December 31:

							       1996        1995
							      ------      ------
							       % of        % of
							      Income      Income
							      ------      ------
Federal income tax at statutory rate                           34.0%       34.0%
Increase (decrease) in tax resulting from:
  Exercise of nonstatutory stock options                       (5.6)
  Unallowable expenses                                          1.4          .1
State tax, net of federal tax benefit                           6.1         8.1
							      ------      ------
							       35.9%       42.2%
							      ======      ======

The Company had gross deferred tax assets and gross deferred tax liabilities as follows as of December 31:


								    1996            1995
								  --------        --------
Deferred tax assets:
  Allowance for loan losses                                       $102,736        $146,525
  Interest payable on nonperforming loans                           20,265          12,559
  Accrued deferred compensation                                    632,363         491,714
  Net unrealized holding loss on available-for-sale securities      25,805
								  --------        --------
	       Gross deferred tax assets                           781,169         650,798
								  --------        --------

Deferred tax liabilities:
     Prepaid pension expense                                       (27,613)        (29,190)
     Net unrealized holding gain on available-for-sale securities                  (84,905)
								  --------        --------
     Gross deferred tax liabilities                                (27,613)       (114,095)
								  --------        --------
Net deferred tax assets                                           $753,556        $536,703
								  ========        ========


Deferred tax assets as of December 31, 1996 and 1995 have not been reduced by a valuation allowance because management believes that it is more likely than not that the full amount of deferred tax assets will be realized.

As of December 31, 1996, the Company had no operating loss and tax credit carryovers for tax purposes.


NOTE 7 - STOCK COMPENSATION PLANS

As of December 31, 1996, the Company has two stock-based compensation plans, which are described below. The Company applies APB Opinion 25 and related Interpretations in accounting for its plans. Compensation cost has been recognized for the compensation cost of stock appreciation rights. In
April 1996 the Company modified the terms of its stock compensation plans to provide that the dates upon which options outstanding may be exercised are extended. Compensation expense, as measured by APB Opinion 25, was immaterial for the modification. Under SFAS No. 123 pro forma disclosure requirements, the extensions constitute new grants measurable under SFAS No. 123 as of the date of extension. Had compensation cost for the Company's plans been determined based on the fair value at the grant dates for the extension under those plans consistent with the method of FASB Statement 123, the Company's net income and earnings per share for 1996 would have been reduced to the pro forma amounts indicated below:

Net income                                           As reported     $1,278,249
						     Pro forma       $1,156,371

Primary earnings per share                           As reported         $24.33
						     Pro forma           $23.60

Fully diluted earnings per share                     As reported         $24.08
						     Pro forma           $23.18

The Company's stock-based compensation plans are the 1987 and 1989 Stock Option and Stock Appreciation Rights Plans. They are incentive stock option plans. Under the 1987 Plan, the Company may grant options to its key employees for up to 8,760 shares of common stock. Under the 1989 Plan, the Company may grant options to its key employees for up to 6,000 shares of common stock. Under both plans, the exercise price of each option equals not less than the market price of the Company's stock on the date of grant. Under both plans, for every two stock options granted, one stock appreciation right is also granted.

At the annual meeting of the shareholders of the Company on April 10, 1996 the shareholders amended the Company's 1987 and 1989 Stock Option and Stock Appreciation Rights Plans to extend the dates upon which options may be exercised from February 1997 to February 2007, for options issued pursuant to the 1987 plan and to extend the dates upon which options may be exercised from November 1999 until November 2009 for options issued pursuant to the 1989 Plan. The fair value of each option extended in 1996 is estimated on the date of extension using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 3.20 percent; expected volatility of 3 percent, risk-free interest rates of 5.28 percent; and expected lives of 8 years.

A summary of the status of the Company's two fixed stock option plans as of December 31, 1996 and 1995 and changes during the years ending on those dates is presented below:


					       1996                                           1995
				    --------------------------------                 --------------------------------
						    Weighted-Average                                 Weighted-Average
Fixed Options                       Shares           Exercise Price                  Shares          Exercise Price
				    ------          ----------------                 ------          ----------------
Outstanding at beginning of year    14,760               $140.56                     14,760              $140.56
Granted                                  0                                                0
Exercised                           (1,350)              $127.29                          0
Forfeited                                0                                                0
				    ------                                           ------
Outstanding at end of year          13,410               $141.89                     14,760              $140.56
				    ======                                           ======

Options exercisable at year-end     13,410               $141.89                     14,760              $140.56
Weighted-average fair value of
  options extended during the year $147.46                                              N/A




The options exercisable at December 31, 1996 were exercised in February 1997 in connection with the subsequent event merger described in Note 13.

The following table summarizes information about fixed stock options outstanding as of December 31, 1996:

				 Options Outstanding and Exercisable
			 ------------------------------------------------------
							     Weighted-Average
					       Number           Remaining
			 Exercise Prices     Outstanding     Contractual Life
			 ---------------     -----------    -------------------
			      $127.29            7,410       10 years, 2 months
			      $159.93            6,000       12 years, 11 months
						------
						13,410
						======

Plan participants are deemed to have exercised one right for every two shares of Company stock such participant purchases pursuant to an option. The value of rights so deemed exercised is paid to the participant in cash when the options are exercised. The stock appreciation rights granted are accounted for under APB opinion 25. The compensation cost charged against income and credited to accrued expenses for stock appreciation rights was $467,154 and $75,719 for 1996 and 1995, respectively. Compensation cost is measured as the amount by which the market value of the Company's stock exceeds the option price.
Changes, either increases or decreases, in the market value of those shares result in a change in the measure of compensation for the right.

NOTE 8 - EMPLOYEE BENEFITS

The Company has a defined benefit pension plan covering substantially all of its employees who meet certain eligibility requirements. Benefits are generally based on years of credited service and annual salary. The Company's funding policy is to contribute at least the minimum contribution required by ERISA.

The following table sets forth the funded status of the plan and amounts recognized in the Company's balance sheet as of December 31:



										 1996               1995
									     -----------        -----------
Actuarial present value of benefit obligations:
   Accumulated benefit obligation (including vested benefits of $2,289,888
      and $2,195,851, respectively)                                          $ 2,312,456        $ 2,214,875
									     ===========        ===========

   Projected benefit obligation for services rendered to date                $(2,480,353)       $(2,417,759)

   Plan assets at fair value, invested primarily in common stocks and bonds    2,989,280          2,644,357
									     -----------        -----------

   Plan assets greater than projected benefit obligation                         508,927            226,598

   Unrecognized net gain from past experience different from that assumed
      and effects of changes in assumptions                                     (466,997)          (184,364)

   Unrecognized prior service cost                                                (3,981)            (4,338)

   Unrecognized net obligation being amortized over 15.78 years since 1/1/88
      transition date                                                             24,574             28,198
									     -----------        -----------

   Prepaid pension included in other assets on the balance sheet             $    62,523        $    66,094
									     ===========        ===========

Net periodic pension cost included the following components for the years ended December 31:

										  1996               1995
										--------           --------
   Service cost-benefits earned during the period                               $ 72,718           $ 62,926
   Interest cost on projected benefit obligation                                 157,429            155,753
   Actual return on plan assets                                                 (404,057)          (186,169)
   Net amortization and deferral                                                 177,481              3,267
										--------           --------
   Net periodic pension cost                                                    $  3,571           $ 35,777
										========           ========



The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.0% and 4.0%, respectively in 1996 and 7.0% and 5.0%, respectively, in 1995. The expected long-term rate of return on assets was 9.0%.

Employees who have completed one full year of service and attained age 21 are eligible for membership in the 401(k) plan during the first quarter after the completion of such service and age requirements.

The provisions of the 401(k) plan allow eligible employees to contribute up to 10% of their annual salary with a matching contribution by the Bank equal to an amount determined as of December 31 at the discretion of the Board of Directors. The Bank's expense under this plan was $31,607 and $32,354 for 1996 and 1995, respectively.

NOTE 9 - COMMITMENTS AND CONTINGENT LIABILITIES

The Company is obligated under various lease agreements covering equipment. These agreements are considered to be operating leases. The terms expire in 1997. The total minimum rental due in future periods under these existing agreements is as follows as of December 31, 1996:

	      Total minimum lease payments          $5,218
						    ======

The total rental expense amounted to $34,816 for 1996 and $36,264 for 1995.

NOTE 10 - FINANCIAL INSTRUMENTS

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract.
Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include secured interests in mortgages, accounts receivable, inventory, property, plant and equipment and income-producing properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Of the total standby letters of credit outstanding as of December 31, 1996, $386,093 is secured by deposit accounts held by the Bank.

The provisions of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," as amended by SFAS No. 119, became effective for the Company as of December 31, 1995.

The disclosures are the estimated fair values of the Company's financial instruments, all of which are held or issued for purposes other than trading, which are as follows as of December 31:

						1996                         1995
				    -------------------------      -------------------------
				       Carrying      Fair            Carrying      Fair
				       Amount        Value           Amount        Value
				    ------------  -----------      -----------   -----------
Financial assets:
   Cash and cash equivalents        $ 19,018,892  $19,018,892      $ 9,168,966   $ 9,168,966
   Interest bearing time deposits
      with other bank                    100,000      100,000          100,000       100,000
   Available-for-sale securities      35,304,000   35,304,000       36,501,000    36,501,000
   Held-to-maturity securities         4,548,761    4,545,310        2,837,430     2,835,586
   Federal Reserve Bank stock             69,000       69,000           69,000        69,000
   Loans                              65,723,950   65,609,000       67,984,822    68,295,430
   Accrued interest receivable           900,167      900,167          893,204       893,204

Financial liabilities:
   Deposits                          110,720,507  110,720,507      103,047,538   103,047,538


The carrying amounts of financial instruments shown in the above table are included in the consolidated balance sheets under the indicated captions. Accounting policies related to financial instruments are described in Note 2.

Notional amounts of financial instrument liabilities with off-balance sheet credit risk are as follows as of December 31:

						   1996                 1995
					      -----------         ------------
Commitments to originate loans                $   762,600         $  1,406,630
Standby letters of credit                         867,398              930,264
Unadvanced portions of consumer loans
     (including credit card loans)              2,052,136            2,184,457
Unadvanced portions of home equity loans        6,205,462            6,625,089
Unadvanced portions of commercial lines
     of credit                                  1,424,198              883,204
Unadvanced portions of construction loans         284,000
					      -----------          -----------
					      $11,595,794          $12,029,644
					      ===========          ===========

There is no material difference between the notional amounts and the estimated fair values of the off-balance sheet liabilities.

The Company has no derivative financial instruments subject to the provisions of SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments."

NOTE 11 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Bank's business activity is with customers located within the state. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Bank's loan portfolio is comprised of loans collateralized by real estate located in the state of Massachusetts.

NOTE 12 - REGULATORY MATTERS

The Bank, as a National Bank is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends, as of December 31, 1996, that the Bank could declare, without the approval of the Comptroller of the Currency, amounted to approximately $3,286,461.

The Company and its subsidiary the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Their capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.



The Company's and the Bank's actual capital amounts and ratios are also presented in the table.

											       To Be Well
											       Capitalized Under
									For Capital            Prompt Corrective
						      Actual            Adequacy Purposes:     Action Provisions:
						----------------        ------------------     ------------------
						Amount     Ratio        Amount      Ratio      Amount      Ratio
						------     -----        ------      -----      ------      -----
								(Dollar amounts in thousands)
As of December 31, 1996:
     Total Capital (to Risk Weighted Assets):
	  Consolidated                         $16,313     29.35%       $4,447     >8%            N/A
	  Broadway National Bank                17,123     31.16         4,396     >8          $5,494     >10%

     Tier 1 Capital (to Risk Weighted Assets):
	  Consolidated                          15,693     28.23         2,223     >4             N/A
	  Broadway National Bank                16,503     30.04         2,198     >4           3,297     >6

     Tier 1 Capital (to Average Assets):
	  Consolidated                          15,693     12.77         4,915     >4             N/A
	  Broadway National Bank                16,503     13.49         4,892     >4           6,115    >5

As of December 31, 1995:
     Total Capital (to Risk Weighted Assets):
	  Consolidated                          15,514     25.22         4,920     >8             N/A
	  Broadway National Bank                16,233     26.61         4,880     >8           6,100     >10

     Tier 1 Capital (to Risk Weighted Assets):
	  Consolidated                          14,780     24.03         2,460     >4             N/A
	  Broadway National Bank                15,499     25.41         2,440     >4           3,660     >6

     Tier 1 Capital (to Average Assets):
	  Consolidated                          14,780     12.24         4,830     >4             N/A
	  Broadway National Bank                15,499     12.88         4,812     >4           6,015     >5



NOTE 13 - SUBSEQUENT EVENT, MERGER

On September 20, 1996, the Bank entered into an agreement and Plan of Merger with BostonFed Bancorp, Inc. This agreement was voted upon and approved by the shareholders of Broadway Capital Corporation on December 30, 1996. Pursuant to the merger agreement BostonFed Bancorp, Inc. acquired all of the outstanding shares of Broadway Capital Corporation on February 8, 1997.

NOTE 14 - RECLASSIFICATION

Certain amounts in the prior year have been reclassified to be consistent with the current year's statement presentation.


				       BOSTONFED BANCORP,INC.
				 CONSOLIDATED PRO FORMA BALANCE SHEET
					  DECEMBER 31,1996


									  Broadway
						     BostonFed             Capital                                 Pro Forma
						   Bancorp, Inc.         Corporation             Adjustments       Combined
						   -------------         -----------             -----------       ---------
									   (In Thousands)
									     (Unaudited)
Assets
Cash and cash equivalents                           $    18,278          $   19,019              $   (8,097)  F1   $  29,200
Investment securities available for sale                  1,085              35,304                                   36,389
Investment securities held to maturity                   19,170               4,649                                   23,819
Mortgage-backed securities available for sale            23,593                   0                                   23,593
Mortgage-backed securities held to maturity              43,019                   0                                   43,019
Mortgage loans held for sale                              3,970                   0                                    3,970
Loans, net of allowance for loan losses                 676,670              65,724                                  742,394
Accrued interest receivable                               4,067                 900                                    4,967
Stock in FHLB of Boston/Federal Reserve Bank             16,295                  69                                   16,364
Premises and equipment                                    4,979               1,083                     900   F2       6,962
Real estate held for sale or development                    874                   0                                      874
Real estate owned                                         2,668                 180                                    2,848
Goodwill                                                      0                   0                   3,038   F3       3,038
Other assets                                              5,899               1,084                   1,148   F4       8,131
                                                    -----------          ----------              ----------        ---------
        Total assets                                $   820,567          $  128,012              $   (3,011)       $ 945,568
                                                    ===========          ==========              ==========        =========

Liabilities and Stockholders' Equity
Liabilities:
  Deposit accounts                                  $   428,818          $  110,721              $                 $ 539,539
  Federal Home Loan Bank advances                       296,500                   0                                  296,500
  Other borrowed money                                    3,500                   0                  12,000   F1      15,500
  Accrued expenses and other liabilities                  5,394               1,635                     645   F5       7,674
                                                    -----------          ----------              ----------        ---------
        Total liabilities                               734,212             112,356                  12,645          859,213
                                                    -----------          ----------              ----------        ---------
Stockholders' equity;
  Common stock and additional paid- in- capital          64,527               2,472                  (2,472)  F6      64,527
  Retained earnings                                      32,809              15,118                 (15,118)  F6      32,809
                                                    -----------          ----------              ----------        ---------
        Net stockholders' equity                         97,336              17,590                 (17,590)          97,336
  Less unallocated ESOP shares                           (3,929)                  0                                   (3,929)
  Less unearned 1996 Stock-Based Incentive Plan          (2,313)                  0                                   (2,313)
  Less Treasury Stock                                    (4,739)             (1,934)                  1,934   F6      (4,739)
                                                    -----------          ----------              ----------        ---------
                 Total stockholders' equity              86,355              15,656                 (15,656)          86,355
                                                    -----------          ----------              ----------        ---------
        Total liabilities and stockholders' equity  $   820,567          $  128,012              $   (3,011)       $ 945,568
                                                    ===========          ==========              ==========        =========


See accompanying notes to unaudited consolidated Pro Forma Financial Statements.



					BOSTONFED BANCORP,INC.
			     CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
				 FOR THE YEAR ENDED DECEMBER 31,1996

									  Broadway
						     BostonFed             Capital                                 Pro Forma
						   Bancorp,Inc.          Corporation             Adjustments       Combined
						   ------------          -----------             -----------       ---------
									   (In Thousands)
									     (Unaudited)
Interest income:
  Loans                                             $    45,513          $    5,600              $                 $  51,113
  Mortgage-backed securities                              4,998                   0                                    4,998
  Investment securities                                   2,167               2,709                                    4,876
                                                     -----------          ----------                                ---------
    Total interest income                                52,678               8,309                                   60,987
                                                     -----------          ----------                                ---------
Interest expense:
  Deposit accounts                                       15,698               1,752                                   17,450
  Borrowed funds                                         13,193                   0                                   13,193
                                                     -----------          ----------                                ---------
    Total interest expense                               28,891               1,752                                   30,643
                                                     -----------          ----------                                ---------
Net interest income                                      23,787               6,557                                   30,344
Provision for loan losses                                 1,294                   9                                    1,303
                                                     -----------          ----------                                ---------
  Net interest income after provision                    22,493               6,548                                   29,041
Non-interest income:
  Loan processing and servicing fees                      1,330                  19                                    1,349
  Gain on sale of loans                                     668                   0                                      668
Other                                                     1,569                 754                                    2,323
                                                     -----------          ----------                                ---------
    Total non-interest income                             3,567                 773                                    4,340
                                                     -----------          ----------                                ---------
Non-interest expense:
  Compensation and benefits                               9,841               3,510                    (613)  F1      12,738
  Occupancy and equipment                                 2,479                 426                      24   F2       2,929
  Federal deposit insurance premiums                        916                   2                                      918
  SAIF Special Assessment                                 2,670                   0                                    2,670
  Real estate operations                                    561                  15                                      576
  Amortization of goodwill                                    0                   0                     203   F3         203
  Other                                                   4,573               1,373                    (102)  F4       5,844
                                                     -----------          ----------              ----------        ---------
    Total non-interest expense                           21,040               5,326                    (488)          25,878
                                                     -----------          ----------              ----------        ---------
Income before income taxes                                5,020               1,995                     488            7,503
Income tax expense                                        2,083                 717                     241   F5       3,041
                                                     -----------          ----------              ----------        ---------
Net income                                          $     2,937          $    1,278              $      247        $   4,462
                                                     ===========          ==========              ==========        =========

Earnings per share,  F6                                   $0.48              $24.33                   $0.04            $0.73


See accompanying notes to unaudited consolidated Pro Forma Financial Statements.

Notes to Unaudited Consolidated Pro-Forma Financial Statements

Unaudited Consolidated Pro-Forma Balance Sheet:



F1 To record purchase price of $22 million, of which $10 million was funded by cash and cash equivalents and $12 million was funded by securities sold under agreements to repurchase. Approximately $1.9 million of proceeds from the exercise of stock options offset the decrease in cash equivalents.
F2 To record difference between book value and fair value of buildings.
F3 To record the excess of purchase price over the fair value of net assets acquired after reflecting adjustments described in F1, F2 and F4 through F6.
F4 To record income tax benefit receivable regarding deduction for exercise of stock options and stock appreciation rights.
F5 To record $370,000 deferred taxes applicable to F2 and $275,000 of acquisition costs.
F6 To eliminate Broadway Capital Corporation's equity.


Unaudited Consolidated Pro-Forma Statements of Income:

F1 To record a reduction in compensation expense related to the payment of a lump sum benefit regarding an employment agreement with an executive officer and the exercise of stock appreciation rights as a result of the acquisition.
F2 To record amortization of adjustment to fair value of buildings over a 39 year period.
F3 To record amortization of goodwill over a fifteen year period.
F4 To eliminate acquisition related expenses.
F5 To record income tax expense on Items F1 and F2.
F6 The pro-forma per share data gives effect to the Acquisition but does not reflect anticipated expenses and non recurring charges which may result from the transaction. The pro-forma information presented does not reflect anticipated Acquisition and integration costs, nor does it reflect potential savings or revenue enhancements which may result from the Acquisition. BostonFed Bancorp, Inc. dividends per share represent historical dividends per share.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					 By: /s/ John A. Simas
					    -------------------------------
					    John A. Simas
					    Senior Vice-President and Chief
					    Financial Officer

Dated:  April 18, 1997

















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